Exhibit 3.98

Delaware

The first State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF CERTIFICATE OF FORMATION OF “TRANSMONTAIGNE LLC” FILED IN THIS OFFICE ON THE THIRTIETH DAY OF DECEMBER, A.D. 2014, AT 2:12 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
2247557 8100V 141600472	AUTHENTICATION: 2004124 DATE: 01-02-15

you may verify this certificate online

at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:22 PM 12/30/2014
FILED 2:12 PM 12/30/2014
SRV 141600472 - 2247557 FILE

STATE OF DELAWARE

CERTIFICATE OF FORMATION OF

TRANSMONTAIGNE LLC

THE UNDERSIGNED, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST: The name of the limited liability company is TransMontaigne LLC.

SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained under Section 18-104 of the Delaware Limited Liability Company Act are:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

New Castle County

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of TransMontaigne LLC as of this 30th day of December, 2014.

/s/ Michael A. Hammell
Michael A. Hammell, Authorized Representative

[Signature Page to Certificate of Formation — TMG LLC]